SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CAMINOSOFT CORP.
(Name of Registrant as Specified in its Charter)

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CAMINOSOFT CORP.
600 Hampshire Road, Suite 105
Westlake Village, CA 91361-2565

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to shareholders of record of CaminoSoft Corp. (“CaminoSoft,” “we” or the “Company”) as of March 5, 2009 (the “Record Date”) to advise them of the following actions taken by written consent of holders of a majority of the outstanding shares of the Company’s common stock, no par value per share (“Common Stock”) entitled to vote on the action:

•	Approval of the sale of substantially all of the assets of the Company;

•	An amendment to the Company’s Articles of Incorporation to change the Company’s name to “CMSF Corp.”; and

•	An amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 500,000,000.

After careful consideration, on January 15, 2009, our Board of Directors has approved the sale of the assets of the Company to two of the Company’s senior management, and the amendments to the Articles of Incorporation to change the Company’s name and increase the number of authorized shares.  We obtained shareholder approval on January 15, 2009 by written consent of the holders of 10,764,011 shares representing a majority of the shares of our Common Stock.

On the Record Date, the Company had outstanding and entitled to vote 16,781,415 shares of Common Stock.  Each share of Common Stock is entitled to one vote.  There are no dissenter’s rights of appraisal applicable to this action. Under applicable federal securities laws, shareholder approval of the transaction described in this Information Statement cannot be effected until at least 20 calendar days after this Information Statement is sent or given to the shareholders of the Company.  We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

This Information Statement is first being mailed on March __, 2009.

The date of this Information Statement is March __, 2009.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this Information Statement relating to the sale of the assets of the Company.  For a more complete understanding of the transaction, you should carefully read the entire Information Statement

•	SALE OF ASSETS

Pursuant to Stock Purchase Agreement dated as of January 26, 2009, (the “Purchase Agreement”), the sale of our assets will be effected by the transfer of our assets to our wholly owned subsidiary, CC Merger Corp. (the “Subsidiary”) and the purchase of the shares of the Subsidiary by Stephen Crosson (“Crosson”) and Neil Murvin (“Murvin” and together with Crosson, the “Purchasers”).  Crosson is currently the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director, and Murvin is our Chief Technical Officer.  The assets (the “Purchased Assets”) include all of our assets.  In connection with the transfer of the Purchased Assets, the Subsidiary will assume all of our liabilities as of the Closing except any liability relating to indebtedness owed to funds advised by RENN Capital Group, Inc. (the “Renaissance Indebtedness”).  Additionally, the terms of all of the Renaissance Indebtedness which is not convertible into shares of our Common Stock will be amended to make such Indebtedness so convertible at $0.01 per share.

•	PURCHASE PRICE (See page 6)

The purchase price to be paid by the Purchasers for the Purchased Assets is $1.00 cash and 5% of the proceeds, if any, from the sale of all or substantially all of the voting stock of the Subsidiary; the sale of all or substantially all of the assets of the Subsidiary; a merger, share exchange or similar transaction with an unrelated entity pursuant to which the acquiring entity or the equity holders of such other entity hold more than a majority of the outstanding voting shares of the merged or surviving company; or an initial public offering of the Subsidiary.

•	WE DID NOT OBTAIN AN INDEPENDENT APPRAISAL OF THE PURCHASED ASSETS

Our board of directors did not obtain an appraisal of the Purchased Assets.  However, our board of directors believes that the purchase price being paid by the Purchasers is at least equal to the fair market value of the Purchased Assets.

•	OUR REASONS FOR THE TRANSACTION (See page 5)

Our board has determined that, in the absence of substantial additional working capital which is not available to us, our business in the context of a public company is not sustainable.  In reaching this decision, the board of directors considered a number of factors, including the following:

•	The limited capital raising opportunities available to us, and the unlikely possibility that another entity would be interested in funding our operations.

•	The costs of continuing to operate the business.

•	During the most recent quarter and current year, sales levels have dropped considerably making the company’s ability to continue as a going concern doubtful.

•
The potential benefit of having available a publicly traded and reported company without any assets or liabilities in order to effect a reverse merger with a privately operated company with greater potential than our current business.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered.

Our board of directors has unanimously approved Purchase Agreement.  The board of directors believes that the transaction and the terms and provisions of the Stock Purchase Agreement are fair to and in the best interests of our shareholders.

•	CONDITIONS TO CLOSING OF THE TRANSACTION (See page 7)

The closing of the transaction depends on meeting a number of conditions, including the following:

•	obtaining the consent of a majority of our outstanding voting shares;

•	the accuracy of the representations and warranties of the parties under the Purchase Agreement being true on the closing date;

•	the performance by the parties of all covenants and obligations required under the Purchase Agreement;

•	our delivery to the Purchasers of certain documents necessary to effect the transfer of the Purchased Assets;

•	amendment to the terms of the Renaissance Indebtedness which is not convertible to make such Indebtedness convertible at $0.01 per share of Common Stock; and

•	compliance with the SEC proxy rules.

•	REGULATORY APPROVALS

There are no regulatory approvals required to close the transactions contemplated by the Purchase Agreement.

•	REPRESENTATIONS AND WARRANTIES; COVENANTS

In view of the fact that the Purchasers are senior managers of the Company, the Purchase Agreement contains very limited representations, warranties and covenants pertaining to the Purchased Assets.

•	FEDERAL INCOME TAX CONSEQUENCES

We expect that we will have a loss for U.S. federal income tax purposes as a result of the transaction.  We do not expect that our shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction.

•	ACCOUNTING TREATMENT

The transaction will be accounted for by us as a sale of assets.

•	DISSENTERS’ RIGHT OF APPRAISAL

Under the California Corporations Code, our shareholders will not be entitled to dissenters’ rights of appraisal.

1.	CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement, and the documents to which we refer you to in this Information Statement, contain “forward-looking” statements that reflect our current views as to future events and financial performance with respect to our operations in the data storage market and the expected closing of the transaction.  There are forward-looking statements throughout this proxy statement, including, among others, in statements containing the words “believes,” “expects,” “anticipates,” “intends,” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

I.           INFORMATION ABOUT THE SALE OF ALL OF OUR ASSETS.

BACKGROUND AND REASONS FOR THE TRANSACTION

To date, the Company has developed and manufactured software solutions that store, manage and safeguard large quantities of data created in business and application settings.  The Company’s products are available through commercial distributors, value-added resellers, system integrations and original equipment manufacturers parties.  For the fiscal year ended September 30, 2008, the Company had a net loss of $151,103 and utilized cash of $64,363 in operating activities, and, as of September 30, 2008, had an accumulated deficit of $22,423,597, working capital deficiency of $3,409,634 and shareholders’ deficiency of $3,388,912.  As set forth in the Company’s 10-KSB for the fiscal year ended September 30, 2008, in order to continue operations, the Company will be required to raise capital.  Particularly in view of the current capital markets, the Company’s board of directors has concluded that such capital is not available, and, in the absence of a sale of the assets, the Company will be required to close its business.  The Company has also attempted to find suitable merger candidates, but has been unable to find candidates which have the necessary financial resources.  The board of directors has also concluded that the sale of assets to the Purchasers on the terms set forth in the Purchase Agreement is in the best interests of the Company’s shareholders since the Purchasers have agreed to purchase the Subsidiary which is acquiring all of the Company’s assets, and the Subsidiary will be assuming all of the liabilities of the Company except for the Renaissance Indebtedness.  This will result in the Company being a “clean shell” which will be available for a private company to effect a reverse merger.  In this connection, it is anticipated that the Renaissance Indebtedness will be converted into equity as part of the reverse merger process.

In the event that the sale of the Purchased Assets is not consummated, we will be required to cease operations.  The Company will still retain liabilities to employees and service obligations of approximately $480,000.  We do not have the resources to repay these amounts.  Accordingly, creditors may bring legal action against us to enforce their obligations, or they may elect to put this company into bankruptcy.  In the event that the Company is forced into bankruptcy, the shareholders could lose their entire investment in the Company’s shares.

OPERATIONS AFTER THE TRANSACTION

Following the closing, the Company will be a “shell company” whose principal objective will be to find a private company that is interested in becoming public through a reverse merger with the Company.

REGULATORY APPROVALS

There are no regulatory approvals required to close the transactions contemplated by the Purchase Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

We expect that the Company will recognize a loss for U.S. federal income tax purposes as a result of the transaction. We do not expect that our shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction.

ACCOUNTING TREATMENT

The transaction will be accounted for by the Company as a sale of assets.

TERMS OF THE PURCHASE AGREEMENT

The following sets forth a summary of the material provisions of the Purchase Agreement between the Company, the Subsidiary and the Purchasers.  The description does not purport to be complete and is qualified in its entirety by reference to the sale and purchase agreement, a copy of which is attached hereto as Appendix A.

General

The Purchase Agreement provides that, subject to satisfaction of certain conditions described below at “Conditions to Closing the Transaction,” the Company will sell all of the capital stock of its wholly owned Subsidiary to the Purchasers.  On or before the Closing, the Company will transfer all of its assets to the Subsidiary and the Subsidiary will assume all of the Company’s liabilities except for the Renaissance Indebtedness.

Assets To Be Sold

The assets being sold to the Purchasers are all of the assets of the Company including the Company’s accounts receivable, contracts, tangible personal property, the right to the name “CaminoSoft,” inventory and intellectual property.  The foregoing are collectively referred to in this information statement as the “Purchased Assets”.

Obligations To Be Assumed By Subsidiary

The Subsidiary has agreed assume all of the Company’s liabilities including all unpaid or unperformed obligations of the Company under maintenance and service agreements, operating liabilities and liabilities associated with any employee or consultant including relating to any employee plans or benefit arrangements (collectively, the “Assumed Liabilities”).

Purchase Price

In exchange for the Purchased Assets, the Purchasers will pay to the Company a cash payment of $1.00 and 5% of the proceeds from the sale of all or substantially all of the voting stock of the Subsidiary; the sale of all or substantially all of the assets of the Subsidiary; a merger, share exchange or similar transaction with an unrelated entity pursuant to which the acquiring entity or the equity holders of such other entity hold more than a majority of the outstanding voting shares of the merged or surviving company; or an initial public offering of the Subsidiary.

Our board of directors did not obtain an appraisal of the Purchased Assets.  However, our board of directors believes that the purchase price being paid by the Purchasers is at least equal to the fair market value of the Purchased Assets.

REPRESENTATIONS AND WARRANTIES

The Purchase Agreement contains very limited representations and warranties as to the Purchased Assets and the Company in view of the fact that the Purchasers are members of the senior management of the Company.

INDEMNIFICATION

For a period of one year from the closing, the Company has agreed to indemnify the Purchasers against, and hold them harmless from, any and all losses incurred or suffered by any of them arising out of any breach of any representation, warranty, covenant or agreement made by the Company under the Purchase Agreement.

The Subsidiary has agreed to indemnify the Company and its directors, officers, employees, agents or consultants against, and hold them harmless from, any and all losses incurred or suffered by them arising out of any breach of any representation, warranty, covenant or agreement made by the Subsidiary and the Purchasers under the Purchase Agreement, and non-payment by the Subsidiary of the Assumed Liabilities.

Other Covenants

After the closing, as soon as reasonably practicable, the Company is required to change its corporate name of one which is not similar to the word “CaminoSoft.”  Additionally, in order to fund operations until closing and pay certain payables of the Company, the Company has agreed to issue restricted stock to the funds advised by RENN Capital Corp. at $.01 per share (up to $215,000 for such purpose).

Conditions To Closing The Transaction

The consummation of the transactions contemplated under the Purchase Agreement is contingent on are, subject to satisfaction of the following conditions precedent on or before the closing date:

•	the accuracy of the Company’s and the Purchasers’ representations and warranties under the Purchase Agreement being true on the closing date;

•	the Company’s and the Purchase performance of all covenants and obligations required under the Purchase Agreement;

•	compliance with the SEC Proxy Rules including waiting twenty days after this Information Statement has been distributed to the Company’s shareholders;

•	no action by any governmental body or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby;

•	the Company shall have obtained shareholder approval for the transactions;

•
the Company and RENN Capital Group, Inc. (“RENN”) shall have received such evidence and documentation satisfactory to each of them in their sole discretion that (i) no liabilities will remain on the books and records of the Company and reflected on the Company’s balance sheet as of the Closing Date except for the Renaissance Indebtedness; (ii) all of the Company’s employees shall have released any claims including for wages, accrued vacations against the Company; and (iii) the Subsidiary will have no recourse of any kind to the Company or the shareholders of the Company;

•	the terms of the Renaissance Indebtedness which is not convertible into shares of the Company’s common Stock shall be amended to make all such Indebtedness so convertible at $0.01 per share; and

•
the Company and Crosson shall have entered into an agreement pursuant to which Crosson will continue to serve as the Company’s Chief Executive Officer and Chief Financial Officer on an at will basis at the rate of $2,500 per month.

CLOSING

The closing of the transaction is to take place promptly following the satisfaction of all of the closing conditions set forth in the Purchase Agreement.

Unaudited Pro Forma Consolidated Financial Data

The following unaudited pro forma consolidated financial data gives effect to the sale of the Purchased Assets.  The unaudited pro forma consolidated balance sheet as of September 30, 2008 and December 31, 2008 have been prepared assuming the sale occurred as of the beginning of each respective period.  The unaudited pro forma consolidated statements of operations for the three months ended December 31, 2008 and the year ended September 30, 2008 have been prepared assuming that the sale occurred the beginning of each respective period.  The unaudited pro forma consolidated financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of our company or the actual results of operations that would have occurred had the sale been consummated as of the dates indicated above.  The unaudited pro forma consolidated financial data should be read in conjunction with our historical consolidated financial data and notes contained in our reports filed with the Securities and Exchange Commission.

The unaudited pro forma consolidated financial data should be read in conjunction with the related notes in this Information Statement, our audited financial statements as of and for the period ended September 30, 2008 contained in our Annual Report of Form 10-KSB for the year ended September 30, 2008, and our unaudited financial statements contained in our Quarterly Report of Form 10-Q for the three months ended December 31, 2008.

CAMINOSOFT CORP.
PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2008
ASSETS	(Unaudited)	(Unaudited)

Current Assets:
Cash and cash equivalents	$0	$0

Accounts receivable, net of allowance of $5,000 and $5,000	0	0

Total Current Assets	0	0

Property and Equipment, net of accumulated depreciation of $89,885 and $89,615	0	0

Software, net of accumulated amortization of $817,724 and $808,070	0	0

Deposits	0	0

Total Assets	$0	$0

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities:
Accounts payable	$0	$0
Accrued liabilities	0	0
Deferred revenues	0	0

Notes payable, net of discount	2,700,000	2,850,000

Total Current Liabilities	2,700,000	2,850,000

Total Liabilities	2,700,000	2,850,000

Shareholders' Deficiency:
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 16,163,950 and 16,781,415 shares	19,005,309	19,079,425

Accumulated Deficit	(21,705,309)	(21,929,425)

Total Shareholders' Deficiency	(2,700,000)	(2,850,000)

Total Liabilities and Shareholders' Deficiency	$0	$0

CAMINOSOFT CORP.
PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year	Three Months
	Ended	Ended
	September 30,	December 31,
	2008	2008

SALES	$0	$0

COST OF SALES	0	0

GROSS PROFIT	0	0

OPERATING EXPENSES
Sales and administrative	0	0
Depreciation	0	0
Research and development	0	0

Total Operating Expenses	0	0

Income from Operations	0	0

OTHER INCOME (EXPENSE)
Interest expense	(176,400)	(44,740)
Interest income	-	-

Total Other Income (Expense)	(176,400)	(44,740)

Net Income (loss)	$(176,400)	$(44,740)

Weighted average number of common shares outstanding:
(basic and diluted):	16,163,950	16,781,415

Net Income (loss) per common share:
(basic and diluted)	$(0.01)	-

AMENDMENTS OF THE ARTICLES OF INCORPORATION

The Amendments will: (i) change our name to “CMSF Corp.”; and (ii) increase the number of shares of our common stock authorized for issuance from 100,000,000 to 500,000,000.

To become effective, the Amendments must be filed with the California Secretary of State.  We intend to file the Amendments as soon as reasonably practicable following the 20th day following the mailing of this Information Statement to our shareholders.  A copy of the Certificate of Amendment containing the Amendments is attached to this Information Statement as Appendix B.  The following summarizes the Amendments.

Name Change

In view of the transfer of the Purchased Assets to the Purchasers, including the name “CaminoSoft,” the Company is required under the Purchase Agreement to change its name to a name which is not similar.  Accordingly, the Board of Directors has decided to change our Company’s name to CMSF Corp.

The Amendments will change our name to “CMSF Corp.”  The voting and other rights that accompany our securities will not be affected by the change in our name.  Our ticker (trading) symbol, which is currently “CMSF” may change, and the CUSIP number of our stock will change as a result of the name change.  After the name change, shareholders will be permitted to, but need not, exchange their certificates to reflect the change in corporate name.  However, the existing certificate will continue to represent shares of our common stock as if the corporate name had not changed.  Our transfer agent will issue stock certificates with the new company name as stock certificates are sent in upon transfers of shares by existing shareholders.  The transfer agent for the common stock is Computershare, 350 Indiana Street, Suite 800
Golden, CO 80401, Jennifer Harla, Team A, telephone (303) 262-0702.

Increase in Authorized Common Stock

Since 2002, we have funded a large part of our working capital needs from the sale of securities, including the sale of secured convertible debentures and notes.  We currently are authorized to issue up to 100,000,000 shares of common stock.  However, as of February 12, 2009, we already had issued and outstanding a total of 16,781,415 shares of common stock.  If these convertible debentures and notes are converted, 113,447,000 additional shares of common stock would be issued to the debentureholders and noteholders.  As a result, as of the date of this Information Statement, after taking into account all outstanding shares and all shares reserved for possible future issuance, we will not have sufficient shares of common stock available for future purposes.

An additional purpose of the increase in the number of authorized shares of common stock is to make additional shares of capital stock available for issuance by our company as the Board deems appropriate or necessary.  We currently anticipate that we will seek to acquire a business or businesses through the reverse merger process pursuant to which we will issue shares to the shareholders of the target(s).  In connection therewith, we may seek to raise additional capital, the sale of additional shares of common stock, or securities convertible into common stock.  Furthermore, additional and newly authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes.

Our Board does not intend to solicit further shareholder approval prior to the issuance of any authorized shares of common stock, except as may be required by applicable law.  Holders of our common stock as such have no statutory preemptive or subscription rights with respect to future issuances of common stock.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

The increase in the authorized number of shares of common stock will not have any immediate effect on the rights of existing shareholders.  Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the company.  Any issuance of additional shares of common stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the company.  Except pursuant to outstanding convertible debentures and notes and the condition to the closing of the Purchase Agreement to amend the terms of the Renaissance Indebtedness not currently convertible to make such Indebtedness convertible, we have no present agreement or commitment, however, to issue any additional shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 12, 2009 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s directors; (iii) the named Executive Officers; and (iv) executive officers and directors of the Company as a group:

	COMMON STOCK (1)
	NUMBER OF		PERCENTAGE OF
NAME AND ADDRESS (2)	SHARES		OUTSTANDING (3)
Robert Pearson (4)	—		—

Russell Cleveland (4)	—		—

Lee Pryor	—		—

Stephen Crosson	222,770	(5)	1.33

Renaissance Capital Growth &
Income Fund III, Inc.	5,413,556	(6)	29.35
8080 N. Central Expressway
Suite 210
Dallas, Texas 75206

Renaissance US Growth &
Income Trust PLC (“Renaissance US”)	4,961,458	(7)	26.90
8080 N. Central Expressway
Suite 210
Dallas, Texas 75206

BFS US Special Opportunities
Trust PLC (“BFS US”)	8,818,433	(8)	40.29
8080 N. Central Expressway
Suite 210
Dallas, Texas 75206

All executive officers and
directors as a group
(4 persons)	222,770		1.33

(1)
As used herein, the term beneficial ownership is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power and/or sole or shared investment power subject to community property laws where applicable.

(2)	Except as indicated, the address of each person is c/o the Company at 600 Hampshire Road, #105, Westlake Village, California 91361.

(3)	Based on 16,781,415 shares of Common Stock outstanding as of February 12, 2009.

(4)
Does not include any shares owned by the Renaissance Funds described in the table.  Mr. Pearson is an executive officer of Renaissance Capital Group, Inc. (“RCG”) which is the investment advisor to the Renaissance Funds and BFS US and the investment manager of Renaissance US

(5)	Includes 222,770 shares of our common stock

(6)
RCG is the investment advisor of the Renaissance Funds.  The Common Shares deemed to be beneficially owned by the Renaissance Capital Growth and Income Fund III, are comprised of 3,752,444 shares of our Common Stock, warrants to purchase 540,541 shares at $0.74 per share, warrants to purchase 540,540 shares at $1.11 per share, warrants to purchase 471,698 shares at $0.53 per share, warrants to purchase 58,333 shares at $1.14 per share and warrants to purchase 50,000 shares at $0.86 per share.  All of such securities are owned by the Renaissance Funds as described herein.

(7)
RCG is the Investment Manager of Renaissance US.  The Common Shares deemed to be beneficially owned by the Renaissance US Fund are comprised of 3,300,345 shares of our Common Stock and warrants to purchase 540,541 shares at $0.74 per share, warrants to purchase 540,540 shares at $1.11 per share, warrants to purchase 471,698 shares at $0.53 per share, warrants to purchase 58,334 shares at $1.14 per share and warrants to purchase 50,000 shares at $0.86 per share.

(8)
RCG is the Investment Advisor for BFS US.  The Common Shares deemed to be beneficially owned by BFS US are comprised of 3,711,222 shares of Common Stock and 3,446,099 shares of Common Stock issuable upon conversion of an aggregate of $1,750,000 of 6% Convertible Debenture at a weighted average conversion price of $0.51 per share.  Also includes warrants to purchase 540,541 shares at $0.74 per share, warrants to purchase 540,540 shares at $1.11 per share, warrants to purchase 471,698 shares at $0.53 per share, warrants to purchase 58,333 shares at $1.14 per share and warrants to purchase 50,000 shares at $0.86 per share.

INTERESTS OF CERTAIN PERSONS

Stephen Crosson and Neil Murvin, each as to 50%, will be the purchasers of all of the shares of CC Merger Corp., currently a wholly owned subsidiary of the Company, which as of the closing, will be the transferee of all of the Company’s assets and will assume all of the Company’s liabilities except for the Renaissance Indebtedness.

Mr. Crosson is currently the Company’s Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and a director.  Mr. Murvin is the Company’s Chief Technical Officer.  Mr. Crosson has also agreed to serve on at will basis as the Company’s Chief Executive Officer and Chief Financial Officer at a rate of $2,500 per month.

In connection with the closing, all of the indebtedness owed to funds (the “Funds”) advised by RENN Capital Group, Inc. (“RENN”) which is not convertible by its terms will be convertible into shares of the Company’s Common Stock.  The Funds have and are expected to fund the operations of the Company until closing and pay certain payables of the Company (up to $215,000) in consideration of the issuance to the Funds of restricted stock at $0.01 per share.  Russell Cleveland, a director of the Company, is the President, Chief Executive Officer, sole director and a majority shareholder of RENN.  Robert Pearson, a director of the Company, is a Senior Vice President and Director of Corporate Finance of Renaissance Capital Group which is the investment advisor to the Company’s largest shareholders who have executed the consent to the matters covered by this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC.  You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room.  The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC.  The address of that website is www.sec.gov.

By Order of the Board of Directors

/s/ STEPHEN CROSSON
Stephen Crosson, Chief Executive Officer

ANNEX A

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of January 26, 2009 (the “Agreement”), is by and among CC Merger Corp., a Nevada corporation (the “Company”); Stephen Crosson (“Crosson”) and Neil Murvin, (collectively the “Purchasers”); and CaminoSoft Corp., a California corporation (“Seller”).

WITNESSETH:

WHEREAS, the Seller owns all issued and outstanding shares of capital stock of the Company (the “Company Shares”);

WHEREAS, concurrently with the Closing (as hereinafter defined), pursuant to the Bill of Sale attached hereto as Exhibit A (the “Bill of Sale”), the Seller will transfer to the Company all of its assets except the Excluded Assets as defined in the Bill of Sale (the “Purchased Assets”), and, pursuant to the Assumption Agreement attached hereto as Exhibit B (the “Assumption Agreement”), all of the Seller’s liabilities except the Excluded Liabilities as defined in the Assumption Agreement (the “Assumed Liabilities”) will be assumed by the Company;

WHEREAS, the Seller desires to sell to the Purchasers, and the Purchasers desire to purchase, the Company Shares on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1           Transfer of Shares.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Seller, and the Purchasers herein set forth, at the Closing as defined below in Section 3.1, the Seller shall sell, transfer, convey, assign and deliver to the Purchasers, and the Purchasers shall purchase from the Sellers, by appropriate assignments and other instruments satisfactory to the Purchasers good and marketable title in and to the Company Shares.

ARTICLE II
PURCHASE PRICE, PAYMENT AND RELATED MATTERS

2.1           Purchase Price.  The Purchasers shall pay to the Seller for the Company Shares the purchase price (the “Purchase Price”) as follows:

(i)           Fixed Payment.  $1.00 cash, payable at the Closing (the “Closing Cash Payment”),

(ii)          Contingent Payment.  Upon the happening of a Liquidity Event, the Company or the Purchasers, as the case may be, shall pay to the Seller 5% of the proceeds therefrom within five days from the closing thereof.  As used herein, Liquidity Event means the sale of all or substantially all of the voting stock of the Company; the sale of all or substantially all of the assets of the Company; a merger, share exchange or similar transaction with an unrelated entity pursuant to which the acquiring entity or the equity holders of such other entity hold more than a majority of the outstanding voting shares of the merged or surviving company; or an initial public offering of the Company.

ARTICLE III
THE CLOSING

3.1           Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of TroyGould PC within three business days of the date when the consummation of the transactions may occur pursuant to the proxy rules applicable to the Seller (the “Closing Date”).

3.2           Actions at the Closing.  At the Closing, the Seller, the Company and the Purchasers shall take such action and execute and deliver such agreements and other documents and instruments as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms and conditions, including, without limitation, the following:

(a)           The Purchasers shall pay and deliver to the Seller the Closing Cash Payment;

(b)           The Seller shall deliver to the Purchasers certificates representing all Company Shares, together with stock powers duly endorsed for transfer of the Company Shares to the Purchasers in accordance with instructions from the Purchasers.

(c)           The Seller shall execute and deliver to the Company the Bill of Sale, and the Seller and the Company and the Seller shall execute and deliver the Assumption Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers that:

4.1           Title to Company Shares.  The Seller is the sole legal and beneficial owner of the Company Shares, and upon consummation of the purchase contemplated herein, the Purchasers will acquire from the Seller good and marketable title to the Company Shares, free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable securities laws).

4.2           Authority to Execute and Perform Agreements.  The Seller has the full right, power and authority to enter into, execute and deliver this Agreement and, subject to shareholder approval, to transfer, convey and sell to the Purchasers at the Closing the Company Shares.

4.3           Enforceability.  This Agreement has been duly and validly executed by the Seller and (assuming the due authorization, execution and delivery of Purchasers and approval by the Seller’s shareholders) constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers represent and warrant to the Seller that:

5.1           No Violation.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not (a) violate, conflict with, or constitute a default under any contract or other instrument to which any Purchaser is a party, (b) require the consent of any party to any material contract or other agreement to which any Purchaser is a party, or (c) violate any laws or orders to which any Purchaser is subject.

5.2           Status of the Purchased Assets and Assumed Liabilities.  The Purchasers acknowledge that they are the principal operating officers of the Seller and, as such, are fully familiar with the Company, the Purchased Assets and Assumed Liabilities, and that the Seller is making no representation with respect thereto.

5.3           Operations of the Company.  As of the time immediately prior to the Closing (and prior to the execution of the Bill of Sale and the Assumption Agreement) the Company has no operations and has only nominal assets and liabilities).

ARTICLE VI
COVENANTS

6.1           Further Assurances.  Upon the terms and subject to the conditions contained in this Agreement, the parties agree, before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (c) to cooperate with each other in connection with the foregoing.

6.2           Name Change.  As soon as reasonably practicable after the Closing, the Seller shall change its corporate name to one which is not similar to the word “CaminoSoft.”

6.3           Issuance of Stock.  In order to fund the operations until Closing and pay certain payables of the Seller, the Seller shall issue restricted stock to the Funds (as such term is defined in Section 7.1(e)) at $.01 per share it being understood that the Funds will invest up to $215,000 for such purpose.

6.4           Novation.  The Company shall use its best efforts to have the counterparty to any agreement to which Seller is a party agree to release the Seller from any obligation under such agreement.

ARTICLE VII
CONDITIONS PRECEDENT TO CLOSING

7.1           Conditions to the Seller’s Obligations to Close.  The obligations of the Seller to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 7.1, any of which may be waived by Seller.

(a)           Representations, Warranties and Covenants.  (i) All representations and warranties of the Purchasers contained in this Agreement, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, and (ii) the Purchasers shall have performed and satisfied all agreements and covenants, required hereby to be performed by them before or on the Closing Date.

(b)           No Actions or Court Orders.  No action by any governmental body or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(c)           Closing Deliverables.  The Purchasers shall have delivered, or caused to be delivered, to the Seller those items set forth in Section 3.2 (a) hereof.

(d)           Shareholder Approval.  The Seller shall have obtained shareholder approval for the transactions contemplated herein and shall have filed a definitive information statement with the Securities and Exchange Commission and mailed such Statement to the Seller’s shareholders at least twenty days prior to the Closing Date.

(e)           Liabilities; Recourse.  The Seller and RENN Capital Group, Inc. (“RENN”) shall have received such evidence and documentation satisfactory to each of them in their sole discretion that (i) no liabilities will remain on the books and records of the Seller and reflected on the Seller’s balance sheet as of the Closing Date except for indebtedness (the “Renaissance Indebtedness”) owed to the funds advised by RENN (the “Funds”); (ii) all of Seller’s employees shall have released any claims including for wages, accrued vacations against the Seller; and (iii) the Company will have no recourse of any kind to Seller or the shareholders of the Seller.

(f)           Debenture Amendment.  The terms of the Renaissance Indebtedness which is not convertible into shares of the Seller’s Common Stock shall be amended to make all such Indebtedness so convertible at $0.01 per share.

(g)           Crosson Agreement.  The Seller and Crosson shall have entered into an agreement satisfactory to such parties and RENN pursuant to which Crosson will continue to serve as the Seller’s Chief Executive Officer and Chief Financial Officer on an at will basis at the rate of $2,500 per month.

7.2           Conditions to the Purchasers’ Obligations to Close.  The obligations of the Purchasers to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 7.2, any of which may be waived by the Purchasers.

(a)           Representations, Warranties and Covenants.  (i) All representations and warranties of the Seller contained in this Agreement, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, and (ii) the Seller shall have performed and satisfied all agreements and covenants, required hereby to be performed by it before or on the Closing Date.

(b)           No Actions or Court Orders.  No action by any governmental body or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnity of the Seller.  For a period of one calendar year following the date of the Closing the Seller shall indemnify, defend and hold harmless the Purchasers from and against, and shall reimburse the Purchasers with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by the Purchasers by reason of, arising out of, or in connection with any material breach of any representation or warranty of Seller contained in Article IV of this Agreement.

8.2           Indemnity of the Company.  It being the understanding of the parties that all claims and potential claims by third parties against Seller based on matters arising prior to the Closing Date relating to the operation of the business of Seller shall be indemnified by the Company hereunder, beginning on the Closing Date and continuing until any such claim or potential claim against the Seller is barred by the applicable statute of limitations (and for such longer period as is necessary to finally resolve any judicial or administrative proceeding initiated against or involving the Seller prior to the expiration of any such statute of limitations), the Company agrees to indemnify, defend and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with (a) any material breach of any representation or warranty of the Purchasers contained in Article V of this Agreement; (b) the operation of the business of Seller prior to the Closing, the ownership and operation of the Purchased Assets prior to Closing and after the Closing, and the ownership and operation of the business of the Company prior to the Closing and subsequent to the Closing; or (c) failure of the Company to pay or satisfy any liabilities assumed by the Company pursuant to the Assumption Agreement.

8.3           Indemnification Procedure.  A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VIII.  The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE IX
MISCELLANEOUS

9.1           Publicity.  No party to this Agreement shall issue any press release or make any public announcement regarding the transactions contemplated by this Agreement without the prior written approval of the other party.

9.2           Termination Events.

(a)           This Agreement may be terminated at any time prior to the Closing:

(i)           by the mutual written agreement of the Purchasers and the Seller;

(ii)           by the Purchasers or the Seller:

on or after March 31, 2009 if the Closing shall not have occurred by the close of business on such date, provided that such date may, from time to time, be extended by either party (with written notice to the other party) up to and including April 15, 2009, and provided, that the terminating or extending party may not be in default of any of its obligations hereunder and may not have caused the failure of the transactions contemplated by this Agreement to have occurred on or before such date; or if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is appealable (and pursue such appeal with reasonable diligence);

(iii)           by the Purchasers if there is a breach of any representation or warranty set forth in Article IV or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement;

(iv)           by the Seller if there is a breach of any representation or warranty set forth in Article V or of any covenant or agreement to be complied with or performed by the Purchasers pursuant to the terms of this Agreement.

(b)           Upon the occurrence of any valid termination event set forth in this Section 9.2, the Purchasers and/or Seller, as applicable, shall deliver written notice to the non-terminating party.  Upon delivery of such notice, this Agreement shall terminate and the transfer of the Company Shares contemplated hereby shall be deemed to have been abandoned without further action by the Purchasers or the Seller.

(c)           In the event that this Agreement is validly terminated as provided in this Section 9.2, then each of the parties shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchasers or Seller; provided, however, that nothing in this Section 9.2 shall relieve the Purchasers or Seller of any liability for any willful breach of this Agreement occurring prior to the proper termination of this Agreement.

9.3           Expenses.  Seller, on one hand, and the Purchasers, on the other hand, shall each bear their own expenses, including attorneys’, accountants’ and other professionals’ fees, incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

9.4           Survival of Representations, Warranties and Agreements.  All representations and warranties and statements made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for two years.  Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

9.5           Further Assurances.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated herein or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the parties are fully authorized to take any and all such action.

9.6           Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Seller (prior to the Closing:	CaminoSoft Corp. 600 Hampshire Road, Suite 105 Westlake Village, CA 91361-2565

With a copy to:	David L. Ficksman TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067

If to the Purchasers:	Stephen Crosson 600 Hampshire Road, Suite 105 Westlake Village, CA 91361-2565

If to Seller (after the Closing):	c/o RENN Capital Group, Inc. 8080 North Central Expressway, Suite 210 Dallas, Texas 75206 Attn: Mr. Robert C. Pearson

With a copy to:	David H. Oden Haynes and Boone, LLP 2505 N. Plano Road, Suite 4000 Richardson, Texas 75082

9.7           Entire Agreement.  This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to the Agreement’s subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.8           Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9.9           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in the state, without giving effect to any conflicts of law principles thereof

9.10           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11           Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

9.13           Attorneys’ Fees and Costs.  Subject to Section 9.14, in the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred therein by such successful party; and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and reasonable attorneys’ fees may be included in and as part of such judgment.

9.14           Arbitration.  Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, the interpretation hereof, the breach, termination or invalidity hereof or the employment relationship shall be settled exclusively and finally by arbitration.  Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be conducted in Los Angeles, California or in such other city in the United States as the parties to the dispute may designate by mutual written consent.  Any decision or award of the arbitral tribunal shall be in the form of a written opinion and shall be final and binding upon the parties to the arbitration proceeding.  The arbitral tribunal shall assess any costs associated with the arbitration.

9.15           Third Party Beneficiary.  The parties acknowledge that RENN is a third party beneficiary under this Agreement pursuant to Section 7.1(e) and Section 7.1(g) of this Agreement.  Notwithstanding the foregoing, RENN shall never have any liability of any nature whatsoever in connection with this Agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SELLER:	PURCHASERS:

CaminoSoft Corp.

By:	Stephen Crosson

COMPANY:

CC Merger Corp.
Neil Murvin

By:

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged by the undersigned, and pursuant to that certain Stock Purchase Agreement dated as of January 26, 2009, (the “Purchase Agreement”) among CC Merger Corp. (the “Company”), Stephen Crosson and Neil Murvin, and CaminoSoft Corp. (the “Seller”) the Seller hereby assigns, grants, conveys, transfers and delivers to, and the Company acquires from the Seller, all of the Seller’s right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal owned by the Seller or in which the Seller has any interest (other than the Excluded Assets), including, without limitation, all of the right, title and interest of the Seller in and to the following:

(1)           all Accounts Receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses;

(2)           all Contracts and Contract Rights;

(3)           all Leases, Leasehold Estates and Leasehold Improvements;

(4)           all Tangible Personal Property;

(5)           all Inventory;

(6)           all Books and Records;

(7)           all Intellectual Property;

(8)           all Permits and pending applications therefor and renewals thereof, including, without limitation to the extent transferable;

(9)           all computers;

(10)         all insurance benefits, rights and/or proceeds arising from, or related to, the Purchased Assets with respect to periods through the Closing Date;

(11)         all available supplies, sales literature, promotional literature, customer, supplier and distributor lists and data, art work, display units, telephone and fax numbers, Customer/User Data and purchasing records;

(12)         all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Purchased Assets or services furnished to the Seller affecting the Purchased Assets;

(13)         all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind, against any Person, including, without limitation, any Encumbrances or other rights to payment or to enforce payment in connection with products delivered by the Seller on or prior to the Closing Date, whether now accrued or accruing in the future, relating to the Purchased Assets, except with respect to any rights of Seller pursuant to the Purchase Agreement;

(14)         all goodwill and other intangible rights (except with respect to any rights of Seller pursuant to the Purchase Agreement); and

(15)         all Cash and Cash Equivalents.

For the avoidance of doubt, and notwithstanding anything herein or in the Purchase Agreement to the contrary, the Company is not assuming, nor shall the Company be otherwise responsible for, the Excluded Liabilities by virtue of this Bill of Sale or the Purchase Agreement, or the transactions contemplated herein or therein.

The Seller hereby constitutes and appoints the Company, its successors and assigns, as its true and lawful attorney-in-fact, with full power of substitution, to in its name and stead, but on behalf of and for the benefit of the Company its successors and assigns, to perform the following: (i) endorse checks or other instruments tendered in payment of the Accounts Receivable, (ii) demand and receive any and all of the Purchased Assets, (iii) give receipts and releases for and in connection therewith, and any part thereof, and (iv) do all acts and things in relation to any of the foregoing powers which the Company shall reasonably deem necessary.

After the date hereof, the Seller will execute and deliver from time to time at the request of Buyer all such further instruments as, in the reasonable opinion of the Company’s counsel, may be required in order to vest in the Company full and complete title to, and the right to use, the Purchased Assets.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

As used in this Bill of Sale, the terms below shall have the following meanings.  Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Accounts Receivable” of a Person shall mean all accounts, notes, accounts receivable, payment intangibles, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods or other property sold, leased or licensed, services performed or to be performed, or otherwise, owned by that Person or in which that Person has any interest, together with all guarantees, security agreements and other rights and interests guaranteeing or securing the same.

“Books and Records” means all records and lists of the Seller pertaining to the Purchased Assets (although Seller may retain copies of such records as it deems necessary in order to comply with applicable law).

“Cash” shall mean money, currency or a credit balance in a deposit account at a financial institution.

“Cash Equivalents” shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality; (iii) commercial paper issued by any Bank or any bank holding company owning any Bank; and (iv) certificates of deposit or bankers’ acceptances issued by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof.

“Contract” means any agreement, contract, purchase order, letter of credit, covenant not to compete, license, instrument, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied) to which the Seller is a party or is bound and which relates to the Purchased Assets other than any agreements with respect to indebtedness owed to the Funds.

“Contract Rights” means all of the rights and, to the extent they are Assumed Liabilities, obligations of the Seller under the Contracts.

“Customer/User Data” means the lists and databases of the Persons who are customers of the Seller, have registered on-line with the Seller or who have subscribed on-line for services or products of the Business, including, without limitation, through the Seller’s website.

“Encumbrance” means any charge, claim, co-authorship, co-inventorship, or co-ownership interest, condition, easement, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind (including any restriction on use, voting, transfer (other than restrictions on transfer imposed by federal and state securities laws), receipt of income or exercise of any other attribute of ownership).

“Excluded Assets,” notwithstanding any other provision of this Bill of Sale, means the following assets of the Seller, which are not to be acquired by the Company pursuant to this Bill of Sale:

(1)           the original minute books, stock records and corporate seals of the Seller; provided that copies thereof have been delivered to the Company;

(2)           all personnel records and other records that the Seller is required by law to retain in original form; provided that, in each case, copies thereof have been delivered to the Company; and

(3)           all rights of the Seller under the Purchase Agreement.

“Facility” means all the offices and improvements of the Seller.

“Facility Leases” means the leases of the Facilities.

“Intellectual Property” means: (a) inventions and discoveries (whether or not patentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, invention disclosures, and other rights of invention, worldwide, including without limitation any reissues, divisions, continuations and continuations-in-part, provisionals, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (b) trademarks, service marks, trade names, trade dress, logos, domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide including the name “CaminoSoft”; (c) copyrightable works, all rights in copyrights, including moral rights, copyrights, website content, and other rights of authorship and exploitation, and any applications, registrations and renewals in connection therewith, worldwide; (d) trade secrets and confidential business and technical information, including, without limitation, Customer/User Data Website user information, customer and supplier lists and related information, pricing and cost information, business and marketing plans, advertising statistics, any other financial, marketing and business data, technical data, specifications, schematics and know-how; (e) to the extent not covered by subsections (a) through (d), above, software and Websites (including all related computer code and content); (f) rights to exclude others from appropriating any of such Intellectual Property, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein; and (g) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

“Leasehold Estates” means all of Seller’s rights and obligations as lessee under the Leases.

“Leasehold Improvements” means all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

“Leases” means all of the existing leases of the Seller.

“Permits” means any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or any other Person or pursuant to any Law necessary for the past, present or anticipated (but for the consummation of the transactions contemplated hereby) future conduct of, or relating to, the operation of the Business.

“Website” means www.caminosoft.com

“Tangible Personal Property” means all machinery, equipment, tools, fixtures, furniture, office equipment, computer hardware, supplies, materials and other items of tangible personal property (other than Inventory) of every kind owned or leased by the Seller (wherever located (including any Tangible Personal Property in the possession of any of Seller’s suppliers) and whether or not carried on its books) and related to the Business, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and documents related thereto.

IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be duly executed, this Bill of Sale, on its respective behalf by its respective officer(s) thereunto duly authorized, as of March ___, 2009.

CC Merger Corp.
a Nevada corporation

By:
Name:
Title:

“Seller”

CaminoSoft Corp.
a California corporation

By:
Name:
Title:

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made, executed and delivered as of March __, 2009, by and between CC Merger Corp. a Nevada corporation (the “Company”), and Camino Soft Corp, a California corporation (“Seller”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Stock Purchase Agreement, dated as of January 26, 2009 (the “Purchase Agreement”), between the Company, Stephen Crosson and Neil Murvin and Seller.

WITNESSETH:

WHEREAS, the Purchase Agreement provides for the sale of the Purchased Assets by Seller to the Company in consideration of, among other things, the assumption by the Company from Seller of the Assumed Liabilities as set forth therein; and

WHEREAS, the Company and Seller desire to carry out the intent and purpose of the Purchase Agreement by their execution and delivery of this instrument evidencing the assumption by the Company of the Assumed Liabilities.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  As of the date hereof, the Company agrees hereby assumes and agrees to pay, perform or otherwise discharge, as and when the same shall become due and payable, all of the liabilities and obligations of Seller, of any nature whatsoever (whether known or unknown, fixed or contingent, and whether existing as of the date hereof or arising in the future) resulting from, or arising out of (i) the operation of the business of the Seller prior to the Closing, (ii) the ownership and operation of the Purchased Assets prior to Closing, and (iii) the ownership and operation of the Company prior to the Closing, including (without limitation):

(a)           All unpaid or unperformed obligations of Seller under the Contracts.

(b)           Current operating liabilities of Seller;

(c)           Liabilities directly associated with the Purchased Assets; and

(d)           Liabilities associated with any employee or consultant of the Company including relating to Employee Plans or Benefit Arrangement, including all obligations existing or assessed at any time in the future under any federal, state or other governmental laws or regulations regarding payroll taxes, or in connection with any employment-related matter.

Section 2.  Nothing in this Assumption Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than the parties hereto and their successors and assigns, any remedy or claim under or by reason of this Assumption Agreement or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements in this Assumption Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

Section 3.  Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the assumption by the Company of the Assumed Liabilities as set forth above shall not be construed to defeat, impair or limit in any way (i) any rights or remedies of the Company or the Seller against third parties to contest or dispute the validity or amount of any of such Assumed Liabilities or (ii) any other rights or remedies of the Company under the Purchase Agreement.

Section 4.  This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 5.  This Assumption Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

Section 6.  This Assumption Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

Section 7.  Notwithstanding any other provision of this Assumption Agreement, the Company shall not assume, or otherwise be responsible for (and nothing in this Assumption Agreement on the Purchase Agreement shall be construed as imposing on the Company), following (the Excluded Liabilities”):

(a)           Any Liability of Seller in respect of any Taxes of Seller relating to any periods after the Closing Date.

(b)           Any Liability of Seller in respect to the Renaissance Indebtedness.

(c)           Any Liability of Seller in respect of the transactions contemplated by the Purchase Agreement.

As used in this Assumption Agreement, the terms below shall have the following meanings.  Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Benefit Arrangement” means any employment, consulting, severance or other similar contract, plan, arrangement or policy, and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multi-employer Plan, and (B) is entered into, maintained, contributed to or required to be contributed to, by Seller or an ERISA Affiliate or under which Seller or any ERISA Affiliate may incur any liability.

“Contract” means any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, covenant not to compete, license, instrument, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied) to which Seller is a party or is bound and which relates to the Purchased Assets including the Facility Leases.

“Employee Plans” means all Benefit Arrangements.

“Facility” means the offices of Seller and improvements thereon.

“Facility Leases” means the leases of Facilities.

“Leases” means all of the existing leases of Seller.

“Liabilities,” or “Liability” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known or unknown, accrued, absolute, contingent, matured, unmatured, liquidated or unliquidated or otherwise.

“Taxes” means (i) all federal, state, provincial, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, escheat, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, health, social security, unemployment, excise, workplace safety and insurance, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any joint, several or transferee liability in respect of any items described in clauses (i) and/or (ii) imposed by any tax laws.

IN WITNESS WHEREOF, this Assumption Agreement has been duly executed and delivered by the undersigned as of the date first above written.

CC MERGER CORP.
a Nevada Company

By:
Name:
Title:

CAMINOSOFT CORP.
a California corporation

By:
Name:
Title:

ANNEX B

Amendment to Articles of Incorporation

B-1

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

CAMINOSOFT CORP.

Stephen Crosson certifies that:

(1)	He is the President and Secretary of CaminoSoft Corp., a California corporation.

(2)	Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

“The name of the Corporation is CMSF Corp.”

(3)           Article III of the Articles of Incorporation of this Corporation is amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 501,000,000, consisting of 1,000,000 shares of Preferred Stock, no par value (hereinafter referred to as “Preferred Stock”), and 500,000,000 share of Common Stock, no par value (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series.  The board of directors is authorized to designate and to fix the number of shares of any such series of Preferred Stock and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.  The board of directors, within the limits stated in any resolution of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The Corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.”

(4)           The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

(5)           The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code.  The total number of outstanding shares of this corporation are 16,781,415 shares of Common Stock.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that I have read the foregoing and know the contents thereof and that the matters set forth in this Certificate and true and correct of our own knowledge.

Date: March __, 2009
Stephen Crosson

B-2